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                                                                     EXHIBIT 5.1


                                 April 6, 2000


Avanex Corporation
40919 Encyclopedia Circle
Fremont, California 94538

RE: REGISTRATION STATEMENT ON FORM S-8/S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8/S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about April 6, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 12,214,372 shares of your Common Stock (the "Future Issuance Shares"), reserved for future issuance pursuant to your 1998 Stock Plan, as amended, 1999 Employee Stock Purchase Plan and 1999 Director Option Plan (collectively, the "Plans") and an aggregate of 465,000 shares registered on behalf of certain selling stockholders listed in the Registration Statement (the "Selling Stockholder Shares"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Future Issuance Shares and the sale of the Selling Stockholder Shares.

     It is our opinion that the Future Issuance Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable. It is also our opinion that the selling stockholder shares are legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.



                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati